                USX Corporation            Fax: 412 433 2811     LAW DEPARTMENT
                600 Grant Street
                Pittsburgh, PA 15219-4776

                                                                   EXHIBIT 5

                January 25, 1996
USX

                Board of Directors
                USX Corporation
                600 Grant Street
                Pittsburgh, Pennsylvania 15219-4776

                Attention: Mr. Thomas J. Usher
                           Chairman, Board of Directors

                Gentlemen:

                I am Assistant General Counsel-Corporate of USX
                Corporation, a Delaware corporation ("USX"). I, or attorneys subject to my supervision, have served as counsel to USX in connection with the proposed issuance of up to 1,000,000 shares of USX-Marathon Group Common Stock and 2,000,000 shares of USX-U. S. Steel Group Common Stock (the "Shares") in connection with the USX Corporation Savings Fund Plan for Salaried Employees and in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 ("Registration Statement") relating to such Shares.

                As Assistant General Counsel-Corporate of USX, I am familiar with USX's Restated Certificate of Incorporation and By-Laws. I am also familiar with the resolution adopted by USX's Board of Directors on September 28, 1993 authorizing the issuance of the Shares. I have examined the Registration Statement and have examined or caused to be examined such other documents, corporate records and certificates of corporate officers and public officials as I have deemed relevant or necessary to giving the opinion set forth below.

                Based on the foregoing, I am of the opinion that the issuance of the Shares has been approved by all necessary corporate action and that when the Shares are sold they will be legally issued, fully paid and non-assessable.

                I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

                Very truly yours,

                /s/ JOHN A. HAMMERSCHMIDT

                John A. Hammerschmidt
                Assistant General Counsel
                Corporate


                JPM53259:jm

Marathon Oil Company
U.S. Steel Group
Delhi Group